- 2 -











Board of Directors or Trustees of:


Prudential Adjustable Rate       Prudential
High Yield
Securities Fund*                 Fund
Prudential Allocation Fund (2    Prudential
Portfolios)
IncomeVertible Fund*
The BlackRock Government Income  Prudential
Trust                            Intermediate
Global
Global Utility Fund              Income Fund
Nicholas-Applegate Fund          Prudential
Jennison
Prudential California Municipal  Fund
Fund (2 Portfolios)              Prudential
MoneyMart
Prudential Distressed            Assets
Securities Fund                  Prudential
Mortgage
Prudential Diversified Bond      Income Fund
Fund                             Prudential
Multi-
Prudential Equity Fund           Sector Fund
Prudential Equity Income Fund    Prudential
Municipal
Prudential Global Genesis Fund   Bond Fund (3
Prudential Global Limited        Portfolios)
Maturity Fund                    Prudential
Municipal
Prudential Global Natural        Series Fund
(10
Resources Fund                   current
The Global Government Plus Fund
Portfolios and 3
The Global Total                 merged
Portfolios*)
Return Fund                      Prudential
National
Prudential Government            Municipals
Fund
Income Fund                      Prudential
Pacific
Prudential Government            Growth Fund
 Securities Trust -              Prudential
Small
 Money                           Companies
Fund
 Market Series                   Prudential
Structured
                                 Maturity
Fund
                                 Prudential
U.S.
                                 Government
Fund*
                                 Prudential
Utility
                                 Fund
                                 Prudential
World Fund

*  As of June 30, 1996, the Fund/Portfolio
was no longer in operation.
 The Fund/Portfolio merged into
 another Fund within the Prudential Mutual
Fund Family.

We have examined the accompanying description of the Prudential
Multiple Class Pricing Worksheet (the
"Worksheet") application of
State Street Bank and Trust Company ("State
Street"), custodian and
recordkeeper for the Prudential Mutual Funds
(the "Funds").  Our
examination included procedures to obtain reasonable assurance about whether (1) the accompanying description presents fairly, in all material respects, the aspects of State
Street's policies and
procedures that may be relevant to a Fund's internal control structure relating to the Worksheet, (2) the control structure policies and procedures included in the description were suitably designed to achieve the control objectives specified in the description, if those policies and procedures were complied with satisfactorily, and (3) such policies and procedures had been placed in operation as of
June 30, 1996. The control objectives were specified by Prudential
Mutual Fund Management, Inc. Our examination was performed in accordance with standards established by the American Institute of
Certified Public Accountants and included those procedures we considered necessary in the circumstances to obtain a reasonable basis for rendering our opinion.

In our opinion, the accompanying description of the aforementioned application presents fairly, in all material respects, the relevant aspects of State Street's policies and procedures that had been placed in operation as of June 30, 1996. Also, in our opinion, the policies and procedures, as described, are suitably designed to provide reasonable assurance that the specified control objectives would be achieved if the described policies and procedures were complied with satisfactorily.

In addition to the procedures we considered necessary to render our opinion as expressed in the previous paragraph, we applied tests to specific policies and procedures, listed in
Section I, to obtain
evidence about their effectiveness in meeting the control objectives, described in Section I during the period from July 1, 1995 to June 30,
1996.  The nature, timing, extent, and
results of the tests are listed
in Section II. In our opinion the policies and procedures that were tested, as described in Section II, were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives specified in Section I were achieved during the period from July 1, 1995 to June 30, 1996.
However, the scope of our
engagement did not include tests to determine whether control objectives not listed in Section I were achieved; accordingly we express no opinion on the achievement of control objectives not included in Section I.

The relative effectiveness and significance of specific policies and procedures at State Street, and their effect on assessments of control risk on the Funds are dependent on their interaction with the policies, procedures, and other factors present at individual Funds.
We have performed no procedures to evaluate the effectiveness of policies and procedures at individual Funds in connection with this report.

The description of policies and procedures at State Street is as of
June 30, 1996, and information about tests of the operating effectiveness of specified policies and procedures covers the period from July 1, 1995 to June 30, 1996. Any projection of such information to the future is subject to the risk that, because of change, the description may no longer portray the system in existence.
The potential effectiveness of specified policies and procedures at
State Street is subject to inherent
limitations and, accordingly,
errors or irregularities may occur and not be detected. Furthermore, the projection of any conclusions, based on our findings, to future periods is subject to the risk that changes may alter the validity of such conclusions.

This report is intended solely for use by the management and Boards of
Directors/Trustees of the Funds, the
independent auditors of the Funds
and the Securities and Exchange Commission.





August 23, 1996





                                    SECTION I

                   Policies and Procedures
Placed in Operation
                   Prudential Multiple Class
Pricing Worksheet


The Prudential Mutual Funds (the "Funds") have adopted a multiple class pricing system. The multiple class pricing system consists of four classes of shares (Class A, Class B, Class C and Class Z). Class
A shares are subject to an initial sales charge, Class B and Class C shares are subject to a contingent deferred sales charge and Class Z shares have no sales charge (Class Z shares which were first offered on March 1, 1996, are offered exclusively for sale to the PSI Pension
Plan).  Each of the classes of shares
represent interests in the same
portfolio of investments of the respective
Fund and are identical in
all respects, except that each class is
subject to different
distribution expenses and has exclusive
voting rights with respect to
the Rule 12b-1 distribution plan pursuant to which such distribution expenses are paid.

In order to allocate income and expenses among the classes of shares,
State Street Bank and Trust Company (the
Funds' custodian and
recordkeeper) utilizes the Prudential
Multiple Class Pricing Worksheet
(the "Worksheet") (see Exhibit I).  The
Worksheet is a manual
supplementary application that extracts
relevant data from the Funds'
primary accounting system, allocates income and expenses among the classes of shares and computes the daily net asset value and, if applicable, the dividend/distribution for each class of shares.
Internal accounting controls that are
relevant to the Fund can be
divided into two components - controls
related to the mutual fund
accounting system resident at State Street
Bank and Trust Company (the
"primary accounting system") and controls related to the Worksheet.

The specific control objectives and policies and procedures relating to the Worksheet are described on pages 4 and
5.  A description of the
tests of the policies and procedures designed to obtain evidence about the operating effectiveness of those policies and procedures in achieving the specific control objectives is included in Section II.

                 Control Objectives and
Policies and Procedures
                   Prudential Multiple Class
Pricing Worksheet


The Worksheet is a supplementary manual
application to the Funds'
primary accounting system. Certain data is extracted from the primary accounting system to allocate income and expenses and to calculate the daily net asset value and, if applicable, dividends/distributions for each class of shares. The primary accounting system includes the details of transactions in accordance with the Investment Company Act of 1940, as amended.

The following represents the internal
accounting control objectives
and policies and procedures for the
allocation of income and expenses
and the computation of the net asset value and, if applicable, the dividend/distribution for each class of shares utilizing the
Worksheet. It does not cover the internal accounting control policies and procedures surrounding the processing of information into the
Funds' primary accounting system.


CONTROL POLICIES
       CONTROL OBJECTIVES
AND PROCEDURES

A. Capital share activity as         1.
Daily, the transfer
reported by the Fund's transfer      agent
forwards
agent is recorded for each class     reports
of capital
in an accurate and timely manner     share
activity for
by the Fund.                         each
class which
                                     includes
a summary
                                     of
subscriptions,

redemptions,

exchanges and other

information (the

"Supersheet").  The
                                     opening
day's
                                     balance
for shares

outstanding and
                                     current
day activity
                                     is
recorded on the

Worksheet.

                                  2.
Estimated interim
                                     share
activity for
                                     the
current day not
                                     recorded
in the

Supersheet is
                                     received
via telefax
                                     from the
transfer
                                     agent
and is
                                     recorded
for each
                                     class on
the

Worksheet.

                                  3. A report
of

outstanding shares
                                     eligible
for

dividends is
                                     received
from the
                                     transfer
agent and
                                     is
recorded for each
                                     class on
the

Worksheet.

B. Net Asset Value ("NAV") and, if   1. The
prior days
applicable, the                      ending
NAV per
dividend/distribution for each       share
(b) for each
class are accurately computed on     class is
agreed to
a daily basis.                       the
prior day's

Worksheet.

                                  2. The
daily net
                                     capital
stock
                                     activity
for each
                                     class
for the
                                     current
day is
                                     agreed
to the

Supersheet as

described in
                                     Control
Procedures
                                     A.1., 2.
and 3.,
                                     above.

                                     3.
Percentage Assets
                                     by Class
and

Percentage Dividend
                                     Assets
by Class are

calculated for each
                                     class
based upon

information from
                                     the
prior day

Worksheet, the

Supersheet and the
                                     telefax
from the
                                     transfer
agent.



CONTROL POLICIES
       CONTROL OBJECTIVES
AND PROCEDURES

                                     4.
Allocate investment
                                     income
among
                                     classes
based on
                                     the
appropriate
                                     asset
allocation

percentage for each
                                     class.

                                     5. Agree
composite
                                     income
accounts,

management fees,
                                     other
expenses,
                                     realized
gains and
                                     losses,
and

unrealized

appreciation/deprec
                                     iation
to the
                                     primary
accounting
                                     system
of the Fund.

                                  6. Allocate
expenses
                                     among
classes as
                                     follows:

                                        a.
Expenses

directly

attributable to
                                         each
class (12b-
                                         1
distribution

expenses) are

calculated and

recorded to that

class.

                                     b.
Expenses

attributable to
                                         both
classes are

allocated in

accordance with
                                         the
appropriate

asset allocation

percentage for
                                         each
class.

                                     7.
Allocate realized
                                     and
unrealized
                                     gains
and losses
                                     among
the classes
                                     in
accordance with
                                     the
appropriate
                                     asset
allocation

percentage of each
                                     class.

                                  8. Record

dividends/distribut
                                     ions to

shareholders of
                                     each
class in the
                                     primary
accounting
                                     system.

                                  9.
Aggregate the net
                                     assets
for each
                                     class
and agree to
                                     the
total net
                                     assets
per the
                                     primary
accounting
                                     system.

                                  10.For each
class,

reconcile the
                                     current
day's NAV
                                     and, if
applicable,
                                     the

dividend/distributi
                                     on to
the previous
                                     day's
NAV and

dividend/

distribution for
                                     each
class.

                                  11.The
above

procedures are
                                     reviewed
by the
                                     Fund
supervisor or
                                     manager.


                                   SECTION II

                        Tests of Operating
Effectiveness
                   Prudential Multiple Class
Pricing Worksheet
                          July 1, 1995 to
June 30, 1996


We reviewed the methodology and procedures for calculating the daily net asset value and, if applicable, the dividends/distributions of the classes of shares and the allocation of income and expenses among the classes of shares.

The following are the detailed procedures which we performed with respect to the Worksheet. These procedures were performed for selected days encompassing all Funds subject to multiple class pricing during the year ended June 30, 1996, which we believe is a representative sample, to test compliance with the control policies and procedures as described in Section I.

Prudential Mutual Fund Management, Inc. is the manager of the Funds and has represented to us that adequate facilities are in place to ensure implementation of the methodology and procedures for calculating the net asset value and dividends/distributions of the classes of shares and the allocation of income and expenses among the classes of shares. Based on our review of the description of the policies and procedures of the Worksheet, as described in Section I, and performance of tests of operating effectiveness as described in
Section II, we concur with such
representation.

   Agreed "Prior Day NAV Per Share" to the
previous day's Worksheet.

   Agreed "Shares Outstanding Beginning of
the Day" to the previous
   day's Worksheet and to the transfer agency records for each class.

   Recalculated "Activity/Estimate" by adding the estimated interim share activity reported via fax from the transfer agent and the current day's "Capital Stock Activity"
reported on the Supersheet
   for each class.

   Recalculated "Current Shares Outstanding" by adding "Shares
   Outstanding Beginning of the Day" and
"Activity/Estimate" for each
   class.

   Recalculated for each class "Adjusted
Total Assets" by multiplying
   "Prior Day NAV Per Share" by "Current
Shares Outstanding".

   Recalculated "Percentage Assets-Class
A/Front End" by dividing
   "Adjusted Total Assets-Class A/Front End" by "Adjusted Total
   Assets Composite".

   Recalculated "Percentage Assets-Class
B(C)/Back End" by dividing
   "Adjusted Total Assets-Class B(C)/Back
End" by "Adjusted Total
   Assets Composite".

   Recalculated "Percentage Assets-Class Z/No
Fee" where applicable,
   by dividing "Adjusted Total Assets-Class
Z/No Fee" by "Adjusted
   Total Assets Composite".

   Agreed "Dividend Shares" to the transfer agency records for each class.

   Recalculated "Current Dividend Shares" by adding "Dividend Shares
   Beginning of Day" and "Activity/Estimate" for each class.

   Recalculated for each class "Adjusted
Dividend Assets" by
   multiplying "Prior Day NAV Per Share" by
"Current Dividend
   Shares".

   Recalculated "Percentage Dividend Assets-
Class A/Front End" by
   dividing "Adjusted Dividend Assets-Class
A/Front End" by "Adjusted
   Dividend Assets Composite".

   Recalculated "Percentage Dividend Assets-
Class B(C)/Back End" by
   dividing "Adjusted Dividend Assets-Class
B(C)/Back End" by
   "Adjusted Dividend Assets Composite".

   Recalculated "Percentage Dividend Assets-
Class Z/No Fee" where
   applicable, by dividing "Adjusted Dividend
Assets-Class Z" by
   "Adjusted Dividend Assets Composite".

   Agreed composite total of each component of income to the primary accounting system.

   Recalculated the allocation for each class of each component of income for daily dividend funds by
multiplying the composite total
   by "Percentage Dividend Assets-Class
A/Front End", "Percentage
   Dividend Assets-Class B(C)/Back End" and where applicable,
   "percentage Dividend Assets-Class Z/No
Fee", and for non-daily
   dividend funds by multiplying the
composite total by "Percentage
   Assets-Class A/Front End", "Percentage
Assets-Class B(C)/Back End"
   and where applicable, "Percentage Assets-
Class Z/No Fee".

   Recalculated "Daily Income," composite and for each class, by totaling each component of income.

   Agreed composite total "Management Fee"
and "Other Fixed Expenses"
   to the primary accounting system.

   Recalculated the allocation for each class of "Management Fee" and
   "Other Fixed Expenses" for daily dividend funds by multiplying the composite total by "Percentage Dividend
Assets-Class A/Front End",
   "Percentage Dividend Assets-Class
B(C)/Back End" and where
   applicable, "percentage Dividend Assets-
Class Z/No Fee", and non-
   daily dividend funds by multiplying the
composite total by
   "Percentage Assets-Class A/Front End",
"Percentage Assets-Class
   B(C)/Back End" " and where applicable,
"Percentage Assets-Class
   Z/No Fee"

   Agreed the "12b-1 Fee-Class A/Front End" and "12b-1 Fee-Class
   B(C)/Back End" to the respective "PC
Expense Worksheet".

   Recalculated "Daily Expense," composite
and for each class, by
   totaling "Management Fee," "12b-1 Fee" and
"Other Fixed Expenses".

   Recalculated "Daily Net Income" for each class by subtracting
   "Daily Expense" from "Daily Income".

   Recalculated "Dividend Rate" for each
class for daily dividend
   funds by dividing "Daily Net Income" by
"Dividend Shares Beginning
   of Day-Class A/Front End", "Dividend
Shares Beginning of Day-Class
   B(C)/Back End" and where applicable,
"Dividend Shares Beginning of
   Day-Class Z/No Fee".

   Agreed "Daily Income" and "Income
Distribution" for each class to
   the primary accounting system.

   Agreed the "Capital Gain Distribution" to the amount recorded in the primary accounting system.

   Agreed composite total "Realized
Gain/Loss" and "Unrealized
   Appreciation/Depreciation" to the primary accounting system.

   Recalculated the allocation for each class of "Realized Gain/Loss"
   and "Unrealized Appreciation/Depreciation" by multiplying the composite amount by the "Percentage Assets-
Class A/Front End",
   "Percentage Assets-Class B(C)/Back End" and where applicable,
   "Percentage Assets-Class Z/No Fee".

   Agreed "Prior Days Net Assets" to the
previous day's Worksheet.

   Recalculated "Net Assets", composite and for each class, by totaling "Daily Net Income", "Income
nDistributed", "Capital Stock
   Activity", "Capital Gain Distribution",
"Realized Gain/Loss",
   "Unrealized Appreciation/Depreciation",
and "Prior Days Net
   Assets".

   Recalculated "NAV Per Share" dividing the
"Net Assets-Class
   A/Front End", "Net Assets - Class
B(C)/Back End" and where
   applicable, "Net Assets-Class Z/No Fee" by
"Current Shares
   Outstanding - Class A/Front End", "Current
Shares Outstanding -
   Class B(C)/Back End" and where applicable, "Current Shares
   Outstanding-Class Z/No Fee", respectively.

   Recalculated "Offering Price" for Class A shares by applying the
   "Load" percentage as stated in the fund's prospectus.